JPMCC 2007-LDP11

THIS FREE WRITING PROSPECTUS, DATED JUNE 25, 2007, MAY BE AMENDED OR COMPLETED
                             PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

            SUPPLEMENT TO FREE WRITING PROSPECTUS DATED JUNE 8, 2007

                          $5,001,325,000 (APPROXIMATE)
       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP11
                                 Issuing Entity

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-LDP11

JPMORGAN                                             UBS INVESTMENT BANK

COMMERZBANK CORPORATES & MARKETS    NATIXIS SECURITIES NORTH AMERICA INC.

The information in this Supplement to Free Writing Prospectus (this
"Supplement") clarifies, updates or modifies the information contained in the free writing prospectus, dated June 8, 2007 (the "Free Writing Prospectus") and the structural and collateral term sheet, dated June 8, 2007 (the "Term Sheet"
and, together with the Free Writing Prospectus, the "Transaction Free Writing
Prospectus"). All references to Loan Nos. in this Supplement are to the corresponding Loan Nos. on Annex A-1 to the Transaction Free Writing
Prospectus. Capitalized terms used in this Supplement but not defined herein shall have the meanings ascribed to them in the Transaction Free Writing
Prospectus.

A. The following is additional information modifying the information contained in the Transaction Free Writing Prospectus:

  1. Characteristics of certain Classes of Certificates have been modified as set forth under the heading "Approximate Securities Structure" in Annex A to this Supplement.

  2. Characteristics of the Mortgage Loans have been modified as set forth under the headings "Collateral Characteristics" in Annex B to this
     Supplement.

  3. Characteristics of the Mortgage Loans subject to future mezzanine debt have been modified with additions to the chart as set forth under the heading "Future Mezzanine Debt" in Annex C to this Supplement.

  4. Characteristics of the Mortgage Loans have been modified as set forth under the heading "Certain Mortgage Loan Characteristic Changes",
     "Additional Debt Loan Summary" and "Denmark MHC Portfolio" in Annex D to
     this Supplement.

  5. Annex D to the Transaction Free Writing Prospectus titled "Class A-SB
     Planned Principal Balance Schedule" is deleted in its entirety and is replaced with Annex E to this Supplement.

  6. The tables titled "Percent of the Initial Certificate Balance of the Class
     A-1 Certificates at the Respective CPRs Set Forth Below:", "Percent of the
     Initial Certificate Balance of the Class A-3 Certificates at the Respective
     CPRs Set Forth Below:", "Percent of the Initial Certificate Balance of the
     Class A-SB Certificates at the Respective CPRs Set Forth Below:", "Percent
     of the Initial Certificate Balance of the Class A-1A Certificates at the
     Respective CPRs Set Forth Below:", "Percent of the Initial Certificate
     Balance of the Class A-M Certificates at the Respective CPRs Set Forth
     Below:", "Percent of the Initial Certificate Balance of the Class A-J
     Certificates at the Respective CPRs Set Forth Below:", "Percent of the
     Initial Certificate Balance of the Class C Certificates at the Respective
     CPRs Set Forth Below:" and "Percent of the Initial Certificate Balance of
     the Class D Certificates at the Respective CPRs Set Forth Below:" under the heading "Decrement Tables" in ANNEX A-4 of the Free Writing Prospectus are
     deleted in their entirety and replaced with the following tables:

                                    1 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                           84            84            84            84            84
 JULY 15, 2009                           64            64            64            64            64
 JULY 15, 2010                           40            37            33            26             0
 JULY 15, 2011                           14             0             0             0             0
 JULY 15, 2012                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      2.58          2.43          2.35          2.29          2.19

(1) The weighted average life of the Class A-1 Certificates is determined by (a)
multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1
Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100           100           100
 JULY 15, 2011                          100           100           100           100           100
 JULY 15, 2012                          100           100            99            99            88
 JULY 15, 2013                           99            96            93            90            87
 JULY 15, 2014                           34            34            34            34            34
 JULY 15, 2015                           34            34            34            34            34
 JULY 15, 2016                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      7.46          7.40          7.34          7.28          7.09

(1) The weighted average life of the Class A-3 Certificates is determined by (a)
multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3
Certificates.

                                    2 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100           100           100
 JULY 15, 2011                          100           100           100           100           100
 JULY 15, 2012                           92            92            92            92            92
 JULY 15, 2013                           72            72            72            72            73
 JULY 15, 2014                           51            51            51            51            51
 JULY 15, 2015                           30            30            30            30            30
 JULY 15, 2016                            9             9             9             9             9
 JULY 15, 2017                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      7.11          7.11          7.11          7.11          7.12

(1) The weighted average life of the Class A-SB Certificates is determined by
(a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB
Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1A CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100            99            99
 JULY 15, 2011                          100            99            99            99            98
 JULY 15, 2012                           69            69            69            69            68
 JULY 15, 2013                           69            69            68            68            67
 JULY 15, 2014                           64            64            64            64            64
 JULY 15, 2015                           64            64            64            64            64
 JULY 15, 2016                           64            63            63            63            61
 JULY 15, 2017                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      8.14          8.12          8.09          8.04          7.84

(1) The weighted average life of the Class A-1A Certificates is determined by
(a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A
Certificates.

                                    3 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100           100           100
 JULY 15, 2011                          100           100           100           100           100
 JULY 15, 2012                          100           100           100           100           100
 JULY 15, 2013                          100           100           100           100           100
 JULY 15, 2014                          100           100           100           100           100
 JULY 15, 2015                          100           100           100           100           100
 JULY 15, 2016                          100           100           100           100           100
 JULY 15, 2017                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      9.92          9.91          9.88          9.87          9.64

(1) The weighted average life of the Class A-M Certificates is determined by (a)
multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M
Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100           100           100
 JULY 15, 2011                          100           100           100           100           100
 JULY 15, 2012                          100           100           100           100           100
 JULY 15, 2013                          100           100           100           100           100
 JULY 15, 2014                          100           100           100           100           100
 JULY 15, 2015                          100           100           100           100           100
 JULY 15, 2016                          100           100           100           100           100
 JULY 15, 2017                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      9.95          9.95          9.95          9.93          9.70

(1) The weighted average life of the Class A-J Certificates is determined by (a)
multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J
Certificates.

                                    4 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100           100           100
 JULY 15, 2011                          100           100           100           100           100
 JULY 15, 2012                          100           100           100           100           100
 JULY 15, 2013                          100           100           100           100           100
 JULY 15, 2014                          100           100           100           100           100
 JULY 15, 2015                          100           100           100           100           100
 JULY 15, 2016                          100           100           100           100           100
 JULY 15, 2017                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      9.95          9.95          9.95          9.95          9.70

(1) The weighted average life of the Class C Certificates is determined by (a)
multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C
Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

 DATE                                  0% CPR       25% CPR       50% CPR       75% CPR       100% CPR

 INITIAL PERCENTAGE                     100           100           100           100           100
 JULY 15, 2008                          100           100           100           100           100
 JULY 15, 2009                          100           100           100           100           100
 JULY 15, 2010                          100           100           100           100           100
 JULY 15, 2011                          100           100           100           100           100
 JULY 15, 2012                          100           100           100           100           100
 JULY 15, 2013                          100           100           100           100           100
 JULY 15, 2014                          100           100           100           100           100
 JULY 15, 2015                          100           100           100           100           100
 JULY 15, 2016                          100           100           100           100           100
 JULY 15, 2017                            0             0             0             0             0
 WEIGHTED AVERAGE LIFE (YEARS)(1)      9.95          9.95          9.95          9.95          9.74

(1) The weighted average life of the Class D Certificates is determined by (a)
multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D
Certificates.

                                    5 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                         ANNEX A

                            APPROXIMATE SECURITIES STRUCTURE

PUBLICLY OFFERED CLASSES

             EXPECTED RATINGS        APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
 CLASS        (MOODY'S/S&P)         FACE AMOUNT(1)    (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)

 A-1            Aaa/AAA           $   62,183,000           30.000%                2.58          08/07 - 01/12
 A-2            Aaa/AAA           $  735,605,000           30.000%                4.87          01/12 - 07/12
 A-2FL          Aaa/AAA           $  250,000,000           30.000%                4.87          01/12 - 07/12
 A-3            Aaa/AAA           $  283,043,000           30.000%                7.46          11/12 - 07/16
 A-4            Aaa/AAA           $1,179,634,000           30.000%                9.72          10/16 - 05/17
 A-SB           Aaa/AAA           $  123,791,000           30.000%                7.11          02/12 - 10/16
 A-1A           Aaa/AAA           $1,155,652,000           30.000%                8.14          08/07 - 05/17
 X              Aaa/AAA           $5,414,154,806             N/A                   N/A               N/A
 A-M            Aaa/AAA           $  541,415,000           20.000%                9.92          05/17 - 06/17
 A-J            Aaa/AAA           $  426,365,000           12.125%                9.95          06/17 - 06/17
 B              Aa1/AA+           $   33,839,000           11.500%                9.95          06/17 - 06/17
 C              Aa2/AA            $   81,212,000           10.000%                9.95          06/17 - 06/17
 D              Aa3/AA-           $   54,141,000            9.000%                9.95          06/17 - 06/17
 E               A1/A+            $   27,071,000            8.500%                9.95          06/17 - 06/17
 F               A2/A             $   47,374,000            7.625%                9.95          06/17 - 06/17

PRIVATELY OFFERED CLASSES

             EXPECTED RATINGS      APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
 CLASS        (MOODY'S/S&P)       FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)

 G                A3/A-           $54,142,000           6.625%                N/A                    N/A
 H              Baa1/BBB+         $67,676,000           5.375%                N/A                    N/A
 J              Baa2/BBB          $47,374,000           4.500%                N/A                    N/A
 K              Baa3/BBB-         $74,445,000           3.125%                N/A                    N/A
 L               Ba1/BB+          $20,303,000           2.750%                N/A                    N/A
 M               Ba2/BB           $13,535,000           2.500%                N/A                    N/A
 N               Ba3/BB-          $20,304,000           2.125%                N/A                    N/A
 P                B1/B+           $ 6,767,000           2.000%                N/A                    N/A
 Q                B2/B            $13,536,000           1.750%                N/A                    N/A
 T                B3/B-           $20,303,000           1.375%                N/A                    N/A
 NR               NR/NR           $74,444,806            N/A                  N/A                    N/A

(1) Approximate, subject to a permitted variance of plus or minus 5%.

(2) The credit support percentages set forth for Class A-1, Class A-2, Class
A-2FL, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average
Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    6 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                         ANNEX B

                               COLLATERAL CHARACTERISTICS

COLLATERAL CHARACTERISTICS                                   ALL MORTGAGE LOANS        LOAN GROUP 1        LOAN GROUP 2
----------------------------------------------------       -------------------- ------------------- -------------------

AGGREGATE OUTSTANDING PRINCIPAL BALANCE:                        $5,414,154,806      $4,258,502,304      $1,155,652,502
NUMBER OF MORTGAGE LOANS:                                                  265                 204                  61
NUMBER OF MORTGAGED PROPERTIES:                                            358                 271                  87
AVERAGE MORTGAGE LOAN PRINCIPAL BALANCES:                          $20,430,773         $20,875,011         $18,945,123
AVERAGE MORTGAGED PROPERTY PRINCIPAL BALANCES:                     $15,123,337         $15,714,031         $13,283,362
WEIGHTED AVERAGE MORTGAGE RATE:                                         5.8413%             5.8596%             5.7738%
WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO:                             1.34x               1.34x               1.34x
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO:                                     72.4%               72.6%               71.6%
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO AS OF THE MATURITY:                  69.5%               69.3%               70.3%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY:                        101 months          102 months           98 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:                        342 months          339 months          359 months
WEIGHTED AVERAGE SEASONINGS:                                          2 months            3 months            2 months
TEN LARGEST MORTGAGE LOANS:                                               33.0%               41.9%               52.7%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                                 27.3%               29.3%               19.7%
% OF MORTGAGE LOANS WITH SINGLE TENANT:                                    6.4%                8.2%                0.0%

                                    7 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                         ANNEX C

                              FUTURE MEZZANINE DEBT

                                          % OF       % OF LOAN   % OF LOAN    COMBINED   COMBINED
                                      INITIAL POOL    GROUP 1     GROUP 2     MAXIMUM    MINIMUM
MORTGAGE LOAN                            BALANCE      BALANCE     BALANCE    LTV RATIO     DSCR
------------------------------------ -------------- ----------- ----------- ----------- ---------

 KUMHO TIRES                               0.2%          0.2%        0.0%       70.0%      1.25x
 862 BROADWAY                              0.2%          0.2%        0.0%       85.0%      1.20x
 THE PRINCETON                             0.5%          0.7%        0.0%       85.0%      1.15x
 TRAMZ HAMPTON INN -- GREENVILLE           0.1%          0.1%        0.0%       75.0%      1.35x
 TRAMZ HAMPTON INN -- AMARILLO             0.1%          0.1%        0.0%       75.0%      1.35x
 TRAMZ HAMPTON INN -- SAN ANTONIO          0.1%          0.1%        0.0%       75.0%      1.35x
 TRAMZ HAMPTON INN -- ALBUQUERQUE          0.1%          0.1%        0.0%       75.0%      1.35x
 TRAMZ HAMPTON INN -- EDEN PRAIRIE         0.1%          0.1%        0.0%       75.0%      1.35x
 TRAMZ HAMPTON INN -- GREENSBORO           0.1%          0.1%        0.0%       75.0%      1.35x
 TRAMZ HAMPTON INN -- SYRACUSE             0.1%          0.1%        0.0%       75.0%      1.35x

                                    8 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                         ANNEX D

                  CERTAIN MORTGAGE LOAN CHARACTERISTIC CHANGES

                                                                                                              FWP DATED
 LOAN ID               PROPERTY NAME                   CHARACTERISTIC             REVISED VALUE              JUNE 8, 2007
---------- -------------------------------  ------------------------------- --------------------------- -------------------------

 20        Southlake Grand Avenue           Master Lease (%)                           12.9%
 26        Greenway Station                 Net Mortgage Rate %                      6.45556                     6.45616
 26        Greenway Station                 Remaining Prepayment Provision  L(24),Grtr1%orYM(92),O(4)   L(60),Grtr1%orYM(56),O(4)
                                            (Payment)
 31        The Mill                         Current Balance ($)                   38,950,000.00               39,300,000.00
 31        The Mill                         Current LTV %                             74.9                        75.6
 31        The Mill                         Maturity/ARD Balance ($)              38,950,000.00               39,300,000.00
 31        The Mill                         Net Mortgage Rate %                      6.39616                     6.31966
 31        The Mill                         Original Balance ($)                   38,950,000                  39,300,000
 34        Kenley Apartments                Remaining Prepayment Provision     L(24),Def(89),O(7)          L(24),Def(92),O(4)
                                            (Payment)
 50        Lee DeForest Drive Center        Maturity/ARD Balance ($)             21,381,562.23               21,366,617.21
 50        Lee DeForest Drive Center        Net Mortgage Rate %                    5.53766                     5.51766
 50        Lee DeForest Drive Center        UW DSCR (x)                              1.15                        1.20
 73        Sandcastle Apartments            Remaining Prepayment Provision    L(24),Def(89),O(7)           L(24),Def(92),O(4)
                                            (Payment)
 79        Mission Eagle Point              UW DSCR (x)                              1.16                        1.21
 87        Exposition Marketplace           Net Mortgage Rate %                    5.63766                     5.63466
 114       Wayne State University           Maturity/ARD Balance ($)            7,317,825.58                7,285,892.08
 114       Wayne State University           Net Mortgage Rate %                    6.78666                     6.64966
 114       Wayne State University           UW DSCR (x)                              1.22                        1.24
 115       Four Points by Sheraton          Master Lease (%)                        100.0%
 115       Four Points by Sheraton          UW DSCR (x)                              1.31                        1.26
 134       Shadow Oaks                      Remaining Prepayment Provision    L(24),Def(89),O(7)            L(24),Def(92),O(4)
                                            (Payment)
 141       The Preakness                    Remaining Prepayment Provision    L(24),Def(89),O(7)            L(24),Def(92),O(4)
                                            (Payment)
 145       Santa Luz                        Net Mortgage Rate %                     5.78966                     5.80946
 146       Skee's Industrial                I/O Period                                36                           0
 146       Skee's Industrial                Maturity LTV %                           72.6                        68.3
 146       Skee's Industrial                Maturity/ARD Balance ($)            6,241,561.65                 5,870,057.35
 146       Skee's Industrial                UW DSCR (x)                              1.15                        1.11
 147       Park Place - El Segundo          I/O Period                                36                           0
 147       Park Place - El Segundo          Maturity LTV %                          62.7                        58.8
 147       Park Place - El Segundo          Maturity/ARD Balance ($)            6,141,351.76                 5,762,345.17
 160       Tramz Hampton Inn - Greenville   Crossed Loan                             A
 160       Tramz Hampton Inn - Greenville   Current LTV %                           67.4                         70.0
 160       Tramz Hampton Inn - Greenville   Maturity LTV %                          56.9                         61.2

                                     9 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                                                                FWP DATED
 LOAN ID                PROPERTY NAME                     CHARACTERISTIC              REVISED VALUE          JUNE 8, 2007
---------- ----------------------------------- -------------------------------- ----------------------- ----------------------

 160       Tramz Hampton Inn - Greenville      Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                               (Payment)
 160       Tramz Hampton Inn - Greenville      UW DSCR (x)                              1.56                    1.32
 162       Marston Building                    Net Mortgage Rate %                      5.58966                 5.63916
 163       431 Ocean Front Walk                Maturity Date                       07/06/17                06/06/17
 164       Lofts of Broadway                   Current Balance ($)              5,600,000.00            6,000,000.00
 164       Lofts of Broadway                   Current LTV %                           77.9                    73.7
 164       Lofts of Broadway                   Maturity LTV %                          71.2                    66.6
 164       Lofts of Broadway                   Maturity/ARD Balance ($)         5,120,514.41            5,486,265.49
 164       Lofts of Broadway                   Original Balance ($)               5,600,000               6,000,000
 164       Lofts of Broadway                   UW DSCR (x)                              1.29                    1.20
 167       Tramz Hampton Inn - Amarillo        Crossed Loan                              A
 167       Tramz Hampton Inn - Amarillo        Current LTV %                           67.4                    70.0
 167       Tramz Hampton Inn - Amarillo        Maturity LTV %                          56.9                    61.2
 167       Tramz Hampton Inn - Amarillo        Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                               (Payment)
 167       Tramz Hampton Inn - Amarillo        UW DSCR (x)                              1.56                    1.52
 169       The Farrington                      Remaining Prepayment Provision    L(24),Def(89),O(7)     L(24),Def(92),O(4)
                                               (Payment)
 177       Tramz Hampton Inn - San Antonio     Crossed Loan                              A
 177       Tramz Hampton Inn - San Antonio     Current LTV %                           67.4                    70.0
 177       Tramz Hampton Inn - San Antonio     Maturity LTV %                          56.9                    61.2
 177       Tramz Hampton Inn - San Antonio     Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                               (Payment)
 177       Tramz Hampton Inn - San Antonio     UW DSCR (x)                              1.56                    1.50
 181       Tramz Hampton Inn - Albuquerque     Crossed Loan                              A
 181       Tramz Hampton Inn - Albuquerque     Current LTV %                           67.4                    63.5
 181       Tramz Hampton Inn - Albuquerque     Maturity LTV %                          56.9                    50.8
 181       Tramz Hampton Inn - Albuquerque     Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                               (Payment)
 181       Tramz Hampton Inn - Albuquerque     UW DSCR (x)                              1.56                    1.73
 184       Tramz Hampton Inn - Eden Prairie    Crossed Loan                              A
 184       Tramz Hampton Inn - Eden Prairie    Current LTV %                           67.4                    69.1
 184       Tramz Hampton Inn - Eden Prairie    Maturity LTV %                          56.9                    60.4
 184       Tramz Hampton Inn - Eden Prairie    Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                               (Payment)
 184       Tramz Hampton Inn - Eden Prairie    UW DSCR (x)                              1.56                    1.36
 187       Tramz Hampton Inn - Greensboro      Crossed Loan                              A
 187       Tramz Hampton Inn - Greensboro      Current LTV %                           67.4                    63.6
 187       Tramz Hampton Inn - Greensboro      Maturity LTV %                          56.9                    50.9
 187       Tramz Hampton Inn - Greensboro      Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                               (Payment)

                                    10 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                                                                   FWP DATED
 LOAN ID                  PROPERTY NAME                        CHARACTERISTIC              REVISED VALUE          JUNE 8, 2007
---------- ---------------------------------------- -------------------------------- ----------------------- ------------------

 187       Tramz Hampton Inn -- Greensboro          UW DSCR (x)                              1.56                    1.76
 190       9415 Northern Boulevard                  Current Balance ($)                  4,800,000.00            5,000,000.00
 190       9415 Northern Boulevard                  Current LTV %                           76.2                    79.4
 190       9415 Northern Boulevard                  Maturity Date                          07/06/17                06/06/17
 190       9415 Northern Boulevard                  Maturity LTV %                          76.2                    79.4
 190       9415 Northern Boulevard                  Maturity/ARD Balance ($)            4,800,000.00            5,000,000.00
 190       9415 Northern Boulevard                  Net Mortgage Rate %                    6.33666                 6.21266
 190       9415 Northern Boulevard                  Original Balance ($)                  4,800,000               5,000,000
 190       9415 Northern Boulevard                  UW DSCR (x)                              1.20                    1.17
 196       Tramz Hampton Inn - Syracuse             Crossed Loan                              A
 196       Tramz Hampton Inn - Syracuse             Current LTV %                           67.4                    65.0
 196       Tramz Hampton Inn - Syracuse             Maturity LTV %                          56.9                    52.0
 196       Tramz Hampton Inn - Syracuse             Remaining Prepayment Provision   L(24),Def(35),O(25)     L(24),Def(57),O(3)
                                                    (Payment)
 196       Tramz Hampton Inn - Syracuse             UW DSCR (x)                              1.56                    1.78
 197       3443 Boston Post Road                    Maturity Date                          07/06/17                06/06/17
 205       Holiday Inn Express - Elizabeth City,    Net Mortgage Rate %                    6.58966                 6.66886
           NC
 235       Raven's Crossing Strip Center            Master Lease (%)                        57.0%

o In the case of 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to the free writing prospectus), representing approximately 0.5% of the Initial
  Pool Balance (0.0%, 2.6%), the borrower may obtain unsecured subordinate debt, provided certain conditions are met, including, without limitation, that (i) the combined loan-to-value ratio may not exceed 80%, (ii) the combined minimum debt service coverage ratio may be no less than 1.20x,
  (iii) such subordinate debt is subject to a subordination and standstill agreement, (iv) the related lender has the option, but not the obligation, to provide such subordinate debt and any other financing and (v) the holder of the subordinate debt must be a financial institution reasonably satisfactory to the related mortgage lender.

o In the case of 1 mortgage loan (identified as Loan No. 50 on Annex A-1 to the free writing prospectus), representing approximately 0.5% of the Initial
  Pool Balance (0.7%, 0.0%), the related borrower is permitted to obtain future unsecured subordinate debt from its members in an amount that will not cause the combined loan-to-value ratio of the mortgage loan and the unsecured loan to be greater than 100%.

o In the case of 5 mortgage loans (identified as Loan Nos. 34, 73, 134, 141 and
  169 on Annex A-1 to the free writing prospectus), representing approximately
  1.4% of the Initial Pool Balance (0.0%, 6.4%), the related borrowers are permitted to obtain future loans secured by a mortgage in the related
  Mortgaged Property, subject to the satisfaction of certain conditions, including (i)a debt service coverage ratio of not less than 1.07x of the related mortgage loan and subordinate mortgage loan, (ii) a combined loan-to-value ratio of not greater than 90% for the related mortgage loan and subordinate mortgage loan, (iii) loan documents in a form acceptable to the mortgagee, including an intercreditor agreement which includes subordination and standstill provisions in favor of the mortgagee from an approved lender, and (iv) rating agency confirmation that the subordinate loan will not result in a downgrading, withdrawal or qualification of the ratings of the Certificates.

o In the case of 5 mortgage loans (identified as Loan Nos. 34, 73, 134, 141 and
  169 on Annex A-1 to the free writing prospectus), representing approximately
  1.4% of the Initial Pool Balance (0.0%, 6.4%), the related borrowers are permitted to obtain future unsecured debt from their respective direct or indirect partners or members in an amount not to exceed the greater of
  $100,000 or 3 times the monthly interest due in connection with the related mortgage loan.

o In the case of 1 mortgage loan (identified as Loan No. 114 on Annex A-1 to the free writing prospectus), representing approximately 0.2% of the Initial
  Pool Balance (0.2%, 0.0%), the related borrower has obtained a loan in the original principal amount of $600,000 which is secured by a second lien mortgage on the Mortgaged Property, subject to an intercreditor agreement containing subordination and standstill provisions in favor of the mortgagee.

                                    11 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

o In the case of 1 mortgage loan (identified as Loan No. 115 on Annex A-1 to the free writing prospectus), representing approximately 0.2% of the Initial
  Pool Balance (0.2%, 0.0%), the related borrower has obtained a loan in the original principal amount of $450,000 which is secured by a second lien mortgage on the Mortgaged Property, subject to an intercreditor agreement containing subordination and standstill provisions in favor of the mortgagee.

o With respect to the 2 mortgage loans (identified as Loan Nos. 237 and 249 on
  Annex A-1 to the free writing prospectus) that are cross-collateralized and cross-defaulted with each other, representing approximately 0.1% of the
  Initial Pool Balance (0.1%, 0.0%), the related borrower is permitted to obtain a release of the Mortgaged Property from the lien of the Mortgage and/or a termination of any applicable cross-collateralization and cross-default provisions in connection with (i) a full defeasance or (ii)
  satisfaction of the following conditions after June 1, 2009: (a) no event of default shall have occurred and be continuing and (b) after giving effect to such release, the debt service coverage ratio for each of the cross-collateralized loans is greater than 1.15x.

o With respect to 1 mortgage loan (identified as Loan No. 31 on Annex A-1 to the free writing prospectus), representing approximately 0.7% of the Initial
  Pool Balance (0.9%, 0.0%), the Mortgaged Property consists of 5 condominium units. The related borrower may partially defease and obtain the release of each individual unit by paying an amount equal to 115% of the allocated loan amount of such unit and the fulfillment, among other things, of the following conditions: (i) the debt service coverage ratio for the twelve months immediately preceding the release with respect to the remaining units subject to the mortgage must be equal to or greater than 1.40x based upon annualized rents from leases in existence on the release date, (ii) the loan-to-value ratio of the remaining units subject to the mortgage must be equal to or greater than 75%, (iii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (iv) the borrower has delivered all required title, loan, security and related documents related to the release.

o In the case of 1 mortgage loan (identified as Loan No. 20 on Annex A-1 to the free writing prospectus), representing approximately 1.1% of the Initial
  Pool Balance (1.4%, 0.0%), the borrower as purchaser and the seller of the related property entered into an agreement that included post-closing earnout provisions (the "Agreement"). The borrower has represented to the related lender that the anticipated estimated earnout amount is $9,971,416
  (the "Full Earnout"). In the event that the total amount of the Full Earnout is not paid to the seller within the earlier of three years from the closing date and six months after the specified date in the Agreement, then the borrower must, as a mandatory prepayment, partially prepay the related mortgage loan in a principal amount equal to 59% of the Full Earnout then remaining unpaid, plus any applicable yield maintenance penalty.

o In the case of 1 mortgage loan (identified as Loan No. 92 on Annex A-1 to the free writing prospectus), the loan has been removed from the pool of
  Mortgage Loans.

  MEZZ CAP AB MORTGAGE LOANS

Servicing Provisions of the Mezz Cap Loan Pairs' Intercreditor Agreements. The
Master Servicer and the Special Servicer will service and administer the Wayne
State University Mortgage Loan and the Four Points by Sheraton Mortgage Loan,
each a Mezz Cap AB Mortgage Loan (the "Mezz Cap AB Mortgage Loans") and the
related AB Subordinate Companion Loans pursuant to the Pooling and Servicing
Agreement and the related Intercreditor Agreement for so long as the related
Mezz Cap AB Mortgage Loans are part of the trust; provided that prior to a material event of default under the related mortgage loan documents with respect to the Mezz Cap AB Mortgage Loans, the servicer of the related AB
Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of any Mezz Cap AB Mortgage Loan or the related AB
Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan;
provided, however, that such consent right will expire when the repurchase period described below expires. See "--Purchase Options" below.

Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB
Subordinate Companion Loan will be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii)
a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB
Subordinate Companion Loan to purchase the Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB
Subordinate Companion Loan will be subordinated to all payments due on that
Mezz Cap AB Mortgage Loan, and the amounts with respect to that Mezz Cap AB
Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

                                    12 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

  First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

  Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

  Third, to the trust, in an amount equal to interest due with respect to the
  Mezz Cap AB Mortgage Loan (excluding any default interest);

  Fourth, to the trust, in an amount equal to the principal balance of the Mezz
  Cap AB Mortgage Loan until paid in full;

  Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

  Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

  Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate
  Companion Loan (excluding any default interest);

  Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate
  Companion Loan until paid in full;

  Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

  Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

  Eleventh, to the trust and the holder of the related AB Subordinate Companion
  Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the
  Master Servicer, the Special Servicer or the Trustee; and

  Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage
Loans. Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the
Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate
Companion Loans.

Amendments and Consents. The Master Servicer and/or the Special Servicer may
not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any Mezz Cap Loan
Pair or the related loan documents without obtaining the prior written consent of the holder of the related AB Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan Pair or the related loan documents adversely affects the lien priority of the related mortgage or constitutes a material modification as specified in the related Intercreditor
Agreement.

Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB
Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate
Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under an AB
Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB
Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB
Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the Master Servicer or the Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related
Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on that Mezz Cap AB
Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, Servicing Advances, interest on Advances and Servicing Fees and Trustee Fees payable prior to the date of purchase.
Unless the borrower or an affiliate is purchasing a related Mezz Cap AB
Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

                                    13 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                        ADDITIONAL DEBT LOAN SUMMARY

                                         CUT-OFF                                  TRUST
                                          DATE                                  CUT-OFF
                                         TRUST          % OF      PARI PASSU      DATE      TRUST
              LOAN NAME                 BALANCE(1)       IPB         DEBT       LTV(2,3)  DSCR(2,4)

 GSA PORTFOLIO                      $  284,000,000       5.2%   $          0      79.2%     1.24x
 315 PARK AVENUE SOUTH                 219,000,000       4.0               0      76.8      1.21x
 FRANKLIN MILLS                        174,000,000       3.2     116,000,000      78.4      1.26x
 CHAMPIONSGATE HOTEL                   100,000,000       1.8      50,000,000      64.2      1.27x
 LEMBI PORTFOLIO                        90,000,000       1.7               0      61.9      1.87x
 DENMARK MHC PORTFOLIO                  89,250,000       1.6               0      74.5      1.19x
 STADIUM TOWERS                         83,200,000       1.5               0      59.4      1.40x
 HEALTHNET HEADQUARTERS                 74,800,000       1.4               0      80.0      1.33x
 625 BROADWAY                           53,000,000       1.0               0      69.3      1.16x
 JQH HOTEL PORTFOLIO                    50,000,000       0.9     100,000,000      73.0      1.73x
 CARESPRING PORTFOLIO                   34,155,000       0.6      68,310,000      60.7      2.75x
 EMBASSY SUITES HOTEL & EXECUTIVE
 MEETING CENTER                         33,600,000       0.6               0      76.8      1.42x
 SMOKETOWN PLAZA                        28,500,000       0.5               0      77.2      1.23x
 439 86TH STREET                        24,000,000       0.4               0      79.7      1.21x
 500 DAVIS CENTER                       17,927,153       0.3               0      71.7      1.32x
 EDENTREE APARTMENT VILLAGE             15,000,000       0.3               0      81.5      1.41x
 SQUIRE HILL APARTMENTS                 14,990,000       0.3               0      71.0      1.31x
 PARKWAY TOWERS                         14,500,000       0.3               0      73.6      1.27x
 BARBANEL MULTIFAMILY PORTFOLIO         10,200,000       0.2               0      58.6      1.30x
 FOOTHILL GLEN APARTMENTS                8,535,000       0.2               0      76.2      1.35x
 ASHLEY FURNITURE                        5,914,030       0.1               0      74.9      1.28x
 LOGAN PORTFOLIO(6)                     21,180,000       0.4      21,180,000      77.1      1.18x
----------------------------------  --------------      ----    ------------      ----      ----
 TOTAL/WEIGHTED AVERAGE             $1,445,751,183      26.7%   $355,490,000      73.7%     1.35x

                                       JUNIOR/      CUT-OFF DATE         TOTAL        TOTAL      CUT-OFF
                                      B-NOTES/         TOTAL          MORTGAGE      MORTGAGE      DATE
                                    SUBORDINATE       MORTGAGE      DEBT CUT-OFF      DEBT      MEZZANINE
              LOAN NAME               SECURED          DEBT(2)       DATE LTV(2,3)   DSCR(2,4)   BALANCE

 GSA PORTFOLIO                      $         0   $  284,000,000         79.2%        1.24x   $ 21,502,000
 315 PARK AVENUE SOUTH                        0      219,000,000         76.8         1.21x     30,500,000
 FRANKLIN MILLS                               0      290,000,000         78.4         1.26x              0
 CHAMPIONSGATE HOTEL                          0      150,000,000         64.2         1.27x              0
 LEMBI PORTFOLIO                     25,000,000      115,000,000         79.1         1.37x     17,430,000
 DENMARK MHC PORTFOLIO                        0       89,250,000         74.5         1.19x     11,784,904
 STADIUM TOWERS                      16,800,000      100,000,000         71.4         1.10x              0
 HEALTHNET HEADQUARTERS                       0       74,800,000         80.0         1.33x     16,644,306
 625 BROADWAY                                 0       53,000,000         69.3         1.16x      7,000,000
 JQH HOTEL PORTFOLIO                          0      150,000,000         73.0         1.73x              0
 CARESPRING PORTFOLIO                         0      102,465,000         60.7         2.75x              0
 EMBASSY SUITES HOTEL & EXECUTIVE
 MEETING CENTER                               0       33,600,000         76.8         1.42x      2,844,000
 SMOKETOWN PLAZA                              0       28,500,000         77.2         1.23x               0(5)
 439 86TH STREET                              0       24,000,000         79.7         1.21x      2,500,000
 500 DAVIS CENTER                     3,000,000       20,927,153         83.7         1.07x              0
 EDENTREE APARTMENT VILLAGE           1,000,000       16,000,000         87.0         1.30x      3,040,000
 SQUIRE HILL APARTMENTS               1,600,000       16,590,000         78.6         1.15x              0
 PARKWAY TOWERS                               0       14,500,000         73.6         1.27x      1,500,000
 BARBANEL MULTIFAMILY PORTFOLIO               0       10,200,000         58.6         1.30x      2,300,000
 FOOTHILL GLEN APARTMENTS             1,500,000       10,035,000         89.6         1.10x              0
 ASHLEY FURNITURE                             0        5,914,030         74.9         1.28x        786,596
 LOGAN PORTFOLIO(6)                           0       42,360,000         77.1         1.18x              0
----------------------------------  -----------   --------------         ----         ----    ------------
 TOTAL/WEIGHTED AVERAGE             $48,900,000   $1,850,141,183         75.0%        1.36x   $117,831,806

(1) Includes only those assets that are included in the trust fund.

(2) Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the the Franklin Mills, ChampionsGate
Hotel, JQH Hotel Portfolio, Carespring Portfolio and Logan Portfolio loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3) With respect to certain mortgage loans, the cut-off date LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the
"as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(4) With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(5) The sponsor of the related borrower has an outstanding revolving credit facility with Natixis Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

(6) Consists of loan numbers 248, 251-253, 255 and 257-265.

                                    14 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11
                             DENMARK MHC PORTFOLIO

                    MORTGAGE LOAN INFORMATION
------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:         $89,250,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $89,250,000
 % OF POOL BY IPB:                   1.6%
 LOAN SELLER:                        AIG Mortgage Capital, LLC
 BORROWER:                           Michiana Owner, LLC
 SPONSOR:                            D. Mark Krueger
 ORIGINATION DATE:                   03/27/07
 INTEREST RATE:                      6.20600%
 INTEREST-ONLY PERIOD:               60 months
 MATURITY DATE:                      04/01/17
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 months
 REMAINING AMORTIZATION:             360 months
 CALL PROTECTION:                    L(24),Grtr1%orYM(89),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Hard
 ADDITIONAL DEBT(1):                 $11,850,000
 ADDITIONAL DEBT TYPE:               Mezzanine
 LOAN PURPOSE:                       Acquisition

                     ESCROWS
-------------------------------------------------

 ESCROWS/RESERVES:       INITIAL        MONTHLY
                        -------------------------
 TAXES:                 $  284,469      $ 80,329
 CAPEX(2):              $3,835,000      $ 10,168
 REQUIRED REPAIRS:      $  165,000      $      0
 OTHER(3):              $1,000,000      $      0

                PROPERTY INFORMATION
-----------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Portfolio
 TITLE:                      Fee
 PROPERTY TYPE:              Manufactured Housing
 PADS:                       3,489
 LOCATION:                   Various
 YEAR BUILT/RENOVATED:       Various/Various
 OCCUPANCY:                  68.2%
 OCCUPANCY DATE:             02/01/07
 NUMBER OF OCCUPIED
    PADS:                    2,378
 HISTORICAL NOI:
   2005:                     $  7,888,343
   2006:                     $  7,461,898
 UW REVENUES:                $ 12,403,990
 UW EXPENSES:                $  4,472,829
 UW NOI:                     $  7,931,161
 UW NET CASH FLOW:           $  7,809,046
 APPRAISED VALUE:            $119,750,000
 APPRAISAL DATE:             04/01/07

         FINANCIAL INFORMATION
----------------------------------------

 CUT-OFF DATE LOAN/PAD:     $25,580
 CUT-OFF DATE LTV:          74.5%
 MATURITY DATE LTV:         69.9%
 UW IO DSCR:                1.39x
 UW DSCR:                   1.19x

                                                  PORTFOLIO SUMMARY

                                                YEAR BUILT/                                                ALLOCATED
 PROPERTY NAME                   LOCATION        RENOVATED     NUMBER OF PADS    OCCUPANCY    PAD RENT   LOAN BALANCE
---------------------------------------------------------------------------------------------------------------------

 CANTERBURY MHC            Ionia, MI            1994/1997            290            50.6%       $156     $ 3,070,000
 COUNTRY HERITAGE MHC      Dundee, MI           1997/1998            213            71.4%        385       5,096,000
 HICKORY MHC               Indianapolis, IN     1979/2006            325            70.2%        393       8,951,000
 HOWELL MHC                Howell, MI           1973/1989            455            79.0%        452      16,270,000
 LEONARD GARDENS MHC       Grand Rapids, MI     1985/2002            319            62.0%        390       7,065,000
 MARIWOOD MHC              Indianapolis, IN     1973/2006            296            73.3%        372       7,456,000
 OAK HILL MHC              Holly, MI            1973/1988            504            57.9%        425      10,185,000
 PINEWOOD MHC              Columbus, MI         1973/1998            380            68.0%        384       9,572,000
 RAWSONVILLE MHC           Belleville, MI       1970/2005            536            72.7%        415      16,956,000
 SCIENCE MHC               Midland, MI          1968/1997            171            80.0%        357       4,629,000
---------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                                           3,489            68.2%       $384     $89,250,000

(1)  The mezzanine debt is split into a senior mezzanine loan in the original principal amount of $8,450,000 and a junior mezzanine loan in the original principal amount of $3,400,000. As of the Cut-off Date, the outstanding balance of the senior mezzanine loan is $8,450,000 and the junior mezzanine loan is $3,334,904.

(2)  At origination, the borrower deposited $3,835,000 into the capital improvement reserve, which is to be allocated for expenses incurred by the borrower in connection with the purchase of manufactured residential homes to be located on the mortgaged properties, as well as other expenses that are capital in nature or required under GAAP to be capitalized (such expenses,
 "Capital Expenses"). At origination, the lender approved a $575,000 withdrawal from the capital improvement reserve.

(3)  At origination, the borrower deposited $1,000,000 into the working capital account, which is to be allocated for operating expenses and Capital Expenses for any of the mortgaged properties, including payment of debt service. At the end of each calendar quarter, the borrower is required to demonstrate that the balance of the working capital account is at least $1,000,000. The lender is required to release its security interest in this account when the mortgaged properties achieve an average net operating income of at least $10,552,621 for the preceding 12 month period.

                                    15 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

                                                                         ANNEX E

  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

         DATE               ENDING BALANCE              DATE              ENDING BALANCE
----------------------   --------------------   --------------------   --------------------

    August 15, 2007        $ 123,791,000.00       April 15, 2012         $ 118,896,429.77
  September 15, 2007       $ 123,791,000.00        May 15, 2012          $ 117,063,778.04
   October 15, 2007        $ 123,791,000.00        June 15, 2012         $ 115,360,028.00
   November 15, 2007       $ 123,791,000.00        July 15, 2012         $ 113,358,348.48
   December 15, 2007       $ 123,791,000.00       August 15, 2012        $ 111,513,828.92
   January 15, 2008        $ 123,791,000.00     September 15, 2012       $ 109,659,845.87
   February 15, 2008       $ 123,791,000.00      October 15, 2012        $ 107,576,855.23
    March 15, 2008         $ 123,791,000.00      November 15, 2012       $ 105,702,665.01
    April 15, 2008         $ 123,791,000.00      December 15, 2012       $ 103,599,982.30
     May 15, 2008          $ 123,791,000.00      January 15, 2013        $ 101,705,379.25
     June 15, 2008         $ 123,791,000.00      February 15, 2013       $  99,801,054.57
     July 15, 2008         $ 123,791,000.00       March 15, 2013         $  97,233,097.16
    August 15, 2008        $ 123,791,000.00       April 15, 2013         $  95,305,801.52
  September 15, 2008       $ 123,791,000.00        May 15, 2013          $  93,151,369.88
   October 15, 2008        $ 123,791,000.00        June 15, 2013         $  91,199,294.20
   November 15, 2008       $ 123,791,000.00        July 15, 2013         $  89,014,378.09
   December 15, 2008       $ 123,791,000.00       August 15, 2013        $  87,036,352.84
   January 15, 2009        $ 123,791,000.00     September 15, 2013       $  85,048,178.03
   February 15, 2009       $ 123,791,000.00      October 15, 2013        $  82,832,654.23
    March 15, 2009         $ 123,791,000.00      November 15, 2013       $  80,822,901.94
    April 15, 2009         $ 123,791,000.00      December 15, 2013       $  78,586,350.69
     May 15, 2009          $ 123,791,000.00      January 15, 2014        $  76,554,801.28
     June 15, 2009         $ 123,791,000.00      February 15, 2014       $  74,512,826.44
     July 15, 2009         $ 123,791,000.00       March 15, 2014         $  71,813,874.18
    August 15, 2009        $ 123,791,000.00       April 15, 2014         $  69,747,548.77
  September 15, 2009       $ 123,791,000.00        May 15, 2014          $  67,455,869.31
   October 15, 2009        $ 123,791,000.00        June 15, 2014         $  65,367,170.83
   November 15, 2009       $ 123,791,000.00        July 15, 2014         $  63,057,157.11
   December 15, 2009       $ 123,791,000.00       August 15, 2014        $  61,105,371.78
   January 15, 2010        $ 123,791,000.00     September 15, 2014       $  59,143,658.89
   February 15, 2010       $ 123,791,000.00      October 15, 2014        $  56,974,341.05
    March 15, 2010         $ 123,791,000.00      November 15, 2014       $  54,991,607.32
    April 15, 2010         $ 123,791,000.00      December 15, 2014       $  52,801,801.93
     May 15, 2010          $ 123,791,000.00      January 15, 2015        $  50,797,835.42
     June 15, 2010         $ 123,791,000.00      February 15, 2015       $  48,783,674.96
     July 15, 2010         $ 123,791,000.00       March 15, 2015         $  46,171,180.26
    August 15, 2010        $ 123,791,000.00       April 15, 2015         $  44,133,459.47
  September 15, 2010       $ 123,791,000.00        May 15, 2015          $  41,890,064.74
   October 15, 2010        $ 123,791,000.00        June 15, 2015         $  39,830,556.64
   November 15, 2010       $ 123,791,000.00        July 15, 2015         $  37,565,927.24
   December 15, 2010       $ 123,791,000.00       August 15, 2015        $  35,484,412.14
   January 15, 2011        $ 123,791,000.00     September 15, 2015       $  33,392,307.06
   February 15, 2011       $ 123,791,000.00      October 15, 2015        $  31,095,906.49

                                    16 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP11

         DATE               ENDING BALANCE              DATE              ENDING BALANCE
----------------------   --------------------   --------------------   -------------------

    March 15, 2011         $ 123,791,000.00      November 15, 2015       $ 28,981,465.74
    April 15, 2011         $ 123,791,000.00      December 15, 2015       $ 26,663,295.94
     May 15, 2011          $ 123,791,000.00      January 15, 2016        $ 24,526,294.27
     June 15, 2011         $ 123,791,000.00      February 15, 2016       $ 22,378,419.30
     July 15, 2011         $ 123,791,000.00       March 15, 2016         $ 19,995,064.54
    August 15, 2011        $ 123,791,000.00       April 15, 2016         $ 17,949,981.30
  September 15, 2011       $ 123,791,000.00        May 15, 2016          $ 15,720,104.71
   October 15, 2011        $ 123,791,000.00        June 15, 2016         $ 13,653,449.68
   November 15, 2011       $ 123,791,000.00        July 15, 2016         $ 11,401,852.61
   December 15, 2011       $ 123,791,000.00       August 15, 2016        $  9,322,923.81
   January 15, 2012        $ 123,791,000.00     September 15, 2016       $  7,233,510.00
   February 15, 2012       $ 122,288,937.20      October 15, 2016        $          0.00
    March 15, 2012         $ 120,417,956.21

                                    17 of 17
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.